UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 4, 2011

TIER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-23195 (Commission File Number)	94-3145844 (IRS Employer Identification No.)
11130 Sunrise Valley Drive, Suite 300 Reston, Virginia (Address of Principal Executive Offices)		20191 (Zip Code)
Registrant's telephone number, including area code: 571-382-1000
Not Applicable --------------------------------------------------------------------------------------------------------------------- (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, Ronald W. Johnston resigned his position as the Senior Vice President and Chief Financial Officer of Tier Technologies, Inc. (the “Company”) effective on March 3, 2011 (the “Separation Date”).

In connection with Mr. Johnston’s resignation, on March 4, 2011, Mr. Johnston and the Company entered into a Severance Agreement and Release of Claims (the “Severance Agreement”).  The Severance Agreement provides that Mr. Johnston, in exchange for his execution and nonrevocation of (i) a general release of claims in favor of the Company as set forth in Severance Agreement and (ii) an additional general release of claims in favor of the Company in the form attached to the Severance Agreement (which must be executed and delivered to the Company immediately following the end of the Transition Period (as defined below)), will be provided the following severance benefits: (i) a lump-sum payment equivalent to one times his base salary rate in effect as of the Separation Date; (ii) any base salary that would have been due to Mr. Johnston between the Separation Date and May 10, 2011, in a single lump-sum payment; (iii) if Mr. Johnston elects to continue receiving group health insurance pursuant to the federal “COBRA” law, payment by the Company of the premium for him and his covered beneficiaries for 12 months following the Separation Date, subject to certain limitations; and (iv) accelerated vesting of options to purchase 15,000 shares of Tier common stock held by Mr. Johnston that would otherwise have been unvested as of the Separation Date, subject to the conditions and limitations specified in the Severance Agreement.  Mr. Johnston has agreed to make himself reasonably available to the Company for consultation on transition matters between the Separation Date and May 10, 2011 (the “Transition Period”).

Until March 11, 2011, Mr. Johnston is entitled to revoke the Severance Agreement, in which case the Severance Agreement would be of no further force or effect, and Mr. Johnston would not be entitled to the severance benefits described above.

The foregoing description of the Severance Agreement is only a summary and is qualified in its entirety by the full text of such agreement, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Severance Agreement and Release of Claims dated March 4, 2011 between Ronald W. Johnston and the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIER TECHNOLOGIES, INC.
	By:	/s/ Alex P. Hart
	Name:	Alex P. Hart
	Title:	President and Chief Executive Officer
Date: March 09, 2011

Exhibit Index

Exhibit No.	Description
99.1	Severance Agreement and Release of Claims dated March 4, 2011 between Ronald W. Johnston and the Company